                                                                RULE 424(b)(3)
                                                            FILE NO. 333-18009
                                                     REPUBLIC INDUSTRIES, INC.



   SUPPLEMENT NO. 6 DATED JUNE 4, 1997 TO PROSPECTUS DATED DECEMBER 18, 1996

     In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:

                                                   Shares Beneficially     Shares to be Offered
                                                      Owned Prior to          for The Selling
Selling Stockholder                                    The Offering        Stockholder's Account
-------------------                                -------------------    ----------------------
The Nawal & Jalal Shallal Foundation.............         10,000                  10,000